Exhibit 8.1

LATHAM & WATKINS llp	53rd at Third
885 Third Avenue
New York, New York 10022-4834
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

FIRM / AFFILIATE OFFICES
July 15, 2009	Abu Dhabi	Munich
	Barcelona	New Jersey
	Brussels	New York
	Chicago	Orange County
	Doha	Paris
	Dubai	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	London	Silicon Valley
	Los Angeles	Singapore
	Madrid	Tokyo
	Milan	Washington, D.C.
Moscow
Sterlite Industries (India) Limited
Vedanta, 75 Nehru Road
Vile Parle (East)
Mumbai, Maharashtra 400-099
India
Re:	Registration Statement on Form F-3
Ladies and Gentlemen:
     We have acted as special U.S. counsel to Sterlite Industries (India) Limited, a company organized under the laws of the Republic of India (the “Company”) in connection with the filing on July 15, 2009 of a Form F-3 (Registration No.      ), which incorporates by reference the Company’s Annual Report on Form 20-F for the fiscal year ended March 31, 2009, as amended (collectively, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”) with the Securities and Exchange Commission (the “Commission”).
     The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement. In addition, in our capacity as counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate. In our examination, we have assumed the accuracy of all information provided to us.
     Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, we hereby confirm that the statements in the Registration Statement under the caption “ITEM 10. ADDITIONAL INFORMATION — E. Taxation — United States Federal Income Taxation,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects. We express no opinion with respect to the Company’s status as a passive foreign investment company for United States federal income tax purposes.
     No opinion is expressed as to any matter not discussed herein.

July 15, 2009

LATHAM & WATKINS llp

     We are opining herein as to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any other matters of municipal law or the laws of any local agencies within any state.
     This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters. Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not affect the conclusions stated in this opinion.
     This letter is furnished only to you and is solely for your benefit in connection with the transactions described in the Registration Statement. This opinion may not be relied upon by you for any other purpose. However, this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of the Act.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP